Exhibit 32.1

Certification Pursuant to 18 U.S.C Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Annual Report of MEMSIC, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Dr. Yang Zhao, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2008

/s/ Yang Zhao
Yang Zhao Ph.d.
President and Chief Executive Officer